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                                                         Exhibit 5.1

                                 November 17, 1998

Toyota Motor Credit Corporation
Toyota Leasing, Inc.
Toyota Auto Lease Trust 1998-C
Toyota Lease Trust
19001 South Western Avenue
Torrance, California 90509

          Re:  Toyota Motor Credit Corporation
               Toyota Leasing, Inc.
               Toyota Auto Lease Trust 1998-C
               Toyota Lease Trust
               Registration Statement on Form S-3 and Form S-1
               Registration No. 333-65067

Ladies and Gentlemen:

     We have acted as special counsel to Toyota Motor Credit Corporation ("TMCC"), a California corporation, Toyota Leasing, Inc. ("TLI"), a California corporation, Toyota Lease Trust ("TLT"), a Delaware business trust, and Toyota Auto Lease Trust 1998-C (the "Trust"), in connection with (i) the authorization and proposed issuance after the date hereof of $735,000,000 aggregate principal amount of asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 and Form S-1 (such registration statement as amended, the "Registration Statement") relating to the Certificates, and issued under and pursuant to the conditions of a a securitization trust agreement ("Securitization Trust Agreement") among TLI, as transferor (the "Transferor") , TMCC as servicer (the "Servicer") and U.S. Bank National Association as trustee (the "Trustee"), (ii) the issuance by the Titling Trust of a special unit of beneficial interest (the "SUBI ") evidencing beneficial interests in certain specified assets of the Titling Trust pursuant to the 1998-C SUBI Supplement to the Amended and Restated Trust and Servicing Agreement dated as of December 1, 1998, among TMCC, U.S. Bank National Association as Titling Trustee (the "Titling Trustee") and U.S. Bank National Association as Trust Agent (the "SUBI Supplement") and (iii) the issuance by TMCC of the TMCC Demand Notes (the "TMCC Demand Notes") pursuant to the Indenture (the "Indenture") dated as of December 1, 1998, between TMCC and U.S. Bank National Association, as indenture trustee. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, the Certificates, SUBI and TMCC Demand Notes will be issued under and pursuant to the conditions of the Securitization Trust Agreement, SUBI Supplement and the Indenture, as the case may be.

     We have examined originals or copies, certified or otherwise identified to our satisfaction of the organizational documents of TMCC, TLI, TLT and the Trust, the form of Securitization Trust Agreement included as an exhibit to the Registration Statement, the form of Certificates

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included in such form of Securitization Trust Agreement, the prospectus (the
"Prospectus"), the form of SUBI Supplement included as an exhibit to the Registration Statement, the form of Indenture included as an exhibit to the Registration Statement (collectively "the Basic Agreements") and such other records, documents and statutes as we have deemed necessary for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. Each Basic Agreement to which TMCC or TLI is a party constitutes a legally valid and binding obligation of TMCC and/or TLI, as applicable, enforceable against TMCC and/or TLI in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at equity or at law.

     2. When the Certificates have been duly authorized by all necessary action on the part of the Transferor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee in accordance with the terms of the Securitization Trust Agreement and issued and delivered against payment therefor as contemplated in the Registration Statement, the Certificates will be validly issued, fully paid and nonassessable and the holders thereof will be entitled to the benefits of the Securitization Trust Agreement, enforceable against the Transferor, in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     3. When the creation of SUBI Assets and issuance of the certificates evidencing the SUBI have been duly authorized by all necessary corporate action on the part of TMCC and, when the certificates evidencing the SUBI have been executed and authenticated by the Titling Trustee as specified in the SUBI Supplement and delivered against payment of the consideration therefor as contemplated in the Registration Statement, the SUBI will be validly issued, fully paid and non-assessable and will constitute legally valid and binding obligations of the Titling Trustee, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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     4.   The TMCC Demand Notes (in the form of specimens examined by us) are in forms permitted by the Indenture, have been duly authorized by all necessary corporate action on the part of TMCC for issuance and, when completed, executed and authenticated as specified in the Indenture and delivered against payment of the consideration therefor as contemplated in the Registration Statement, will constitute legally valid and binding obligations of TMCC, enforceable against TMCC in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; and the TMCC Demand Notes will be entitled to the benefits of the Indenture.

     The opinions expressed above are limited to the federal laws of the United States of America and the laws of the States of California and Delaware (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

     We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                   Respectfully submitted,

                                   /s/ O'MELVENY & MYERS LLP